UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2023

Liberty Star Uranium & Metals Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50071	90-0175540
(Commission	(IRS Employer
File Number)	Identification No.)

2 East Congress St. Ste 900, Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (520) 425-1433

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LBSR	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Liberty Star Minerals (“Liberty Star” or the “Company”) (OTC Markets: LBSR) is pleased to announce on August 3, 2023, in a news release that President/CEO Brett Gross has been recognized as a Qualified Professional (“QP”) – Mining, by the Mining & Metallurgical Society of America (“MMSA”).

As a MMSA Qualified Professional, Mr. Gross has experience as both an engineer and geoscientist “with the requisite experience in mineral exploration, mine development, operations or project assessment, including experience relevant to the subject matter of the project or report, and is a member in good standing of a recognized professional organization.” The MMSA QP can “certify or approve portions of reports that may be relevant to public releases of information (press releases…technical reports, etc.) that may influence the investing behavior of the public or a company’s shareholders.”

Liberty Star’s Board Chairman Pete O’Heeron notes, “we are very proud of Brett for this substantial personal achievement, in a career full of many. For Liberty Star this QP-Mining credential is very significant in the world of mining operations and resource evaluation, especially under the relatively new SEC SK 1300 reporting rules. We look forward to Brett’s leadership, experience, and qualifications as we move toward new drilling and hard numbers evaluation at our gold project, Red Rock Canyon.”

Item 9.01. Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are furnished as part of this Current Report on Form 8-K.

3.48	News Release # 227 Liberty Star’s CEO Brett Gross Recognized as Mining Qualified Professional

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

Dated: August 3, 2023	/s/ Patricia Madaris
Patricia Madaris, VP Finance & CFO